May 17, 2024

Holder of Warrant to Purchase Common Stock

Re: Limited Waiver and Amendment

Dear Holder:

Reference is made to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Pineapple Energy Inc. (the “Company”) that was filed with the State of Minnesota on March 25, 2022 (the “Certificate of Designation”) and the Series A Convertible Preferred Stock (the “Preferred Stock”) issued to the undersigned holder (the “Holder”) pursuant to the Certificate of Designation. Reference is also made to those certain Series A Common Stock Purchase Warrants dated March 22, 2022 (“Warrants”) issued to the Holder pursuant to that certain Amended and Restated Securities Purchase Agreement, dated as of September 15, 2021 (the “Purchase Agreement”). Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, Certificate of Designation and Warrants.

Due to the limited number of shares available for conversion of the Series A Convertible Preferred Stock and the desire to use shares reserved for warrant exercises to convert the Series A Convertible Preferred stock into additional common shares, the Holder hereby agrees to waive the Company’s requirement to reserve a ratable portion of the Company’s authorized but unissued shares of its Common stock for issuance upon exercise of the Holder’s Warrants; provided, that such shares of Common Stock are reserved for issuance upon conversion of the Holder’s Preferred Stock.

The Holder hereby covenants and agrees that in the event of sale, transfer or other disposition of any shares of Preferred Stock, the Holder shall notify the purchaser, transferee or assignee of such Preferred Stock as to the existence of this letter agreement and the terms thereof, and such purchaser, transferee or assignee shall be bound by the waivers of the Holder set forth in this letter agreement.

Except as expressly set forth above, all of the other terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this letter agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the undersigned under the Transaction Documents.

The terms of this letter agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. This letter agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any of other Person.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder or holders of the Preferred Stock and Warrants (each, an “Other Holder”) under any other agreement related to a waiver and amendment of the terms of the Preferred Stock and Warrant (“Other Waiver and Amendment Agreements”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Waiver and Amendment Agreement. Nothing contained in this letter agreement, and no action taken by the Holders pursuant hereto, shall be deemed to

10900 Red Circle Drive • Minnetonka, MN • 1-800-268-5130 • 952-996-1674 • www.pineappleenergy.com constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Waiver and Amendment Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants and covenants and agrees that none of the terms offered to any Other Holder with respect to any Other Waiver and Amendment Agreement (or any amendment, modification or waiver thereof) relating to the Preferred Stock or Warrants, is or will be more favorable to such Other Holder than those of the Holder and this letter agreement unless such terms are concurrently offered to the Holder

Prior to 9:30 am ET on May 22, 2024, the Company shall issue a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby, which shall include this form of Agreement (the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

[PEGY Signature Page to Limited Waiver and Amendment]

PINEAPPLE ENERGY INC.

By:

Name: Eric Ingvaldson

Title: Chief Financial Officer

Acknowledged and agreed:

HOLDER:

By:__________________________
Name:
Title:

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